Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(683,070)
Unrealized Gain (Loss) on Market Value of Futures	2,033,470
Dividend Income	29
Interest Income	137
Total Income (Loss)	$1,350,566

Expenses
Investment Advisory Fee	$6,367
Brokerage Commissions	1,333
NYMEX License Fee	282
Non-interested Directors' Fees and Expenses	110
Prepaid Insurance Expense	13
Other Expenses	12,447
Total Expenses	20,552
Expense Waiver	(11,019)
Net Expenses	$9,533
Net Gain (Loss)	$1,341,033

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$12,518,306
Net Gain (Loss)	1,341,033

Net Asset Value End of Period	$13,859,339
Net Asset Value Per Unit (300,000 Units)	$46.20

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502